                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is executed by PHAST Corporation, a Delaware corporation (the "Non-Surviving Corporation"), and Panja Inc., a Texas corporation (the "Surviving Corporation"), to be effective March 31, 2000.

                                 RECITALS:

     The respective Boards of Directors of the Non-Surviving Corporation and the Surviving Corporation deem it advisable for the Non-Surviving Corporation to merge with and into the Surviving Corporation (the "Merger") as authorized by the Texas Business Corporation Act ("Texas Act"), and the Delaware General Corporation Law ("DGCL") and on the terms set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  The Merger
                                  ----------

     1.1  Merger.  At the Effective Time (as defined in Section 1.2), the Non-
          ------
Surviving Corporation shall be merged with and into the Surviving Corporation, the separate existence of the Non-Surviving Corporation shall cease, and the Surviving Corporation, as the surviving corporation of such merger, shall continue to exist by virtue of and shall be governed by the laws of the State of Texas.

     1.2  Effective Time of Merger. On March 31, 2000 (or such earlier or later
          ------------------------
date as may be agreed upon by the Surviving Corporation and the Non-Surviving Corporation), Articles of Merger setting forth the information required by, and otherwise in compliance with, the Texas Act shall be delivered for filing with the Secretary of State of the State of Texas, and a Certificate of Merger setting forth the information required by, and otherwise in compliance with, the DGCL shall be delivered for filing with the Secretary of State of the State of Delaware and the Merger shall become effective upon the later of (i) the date and at the time the Secretary of State of the State of Texas files a certificate of merger with respect to the Merger and (ii) the date and at the time the Secretary of State of Delaware files a certificate of merger with respect to the Merger (the time of such effectiveness is herein called the "Effective Time").

     1.3  Effect of Mergers. At the Effective Time, the Surviving Corporation
          -----------------
without further action, as provided by the laws of the State of Texas and the State of Delaware, shall succeed to and possess all the rights, privileges, and powers, of a public as well as of a private nature, of the Non-Surviving Corporation; all property, real, personal and mixed, and all debts due on whatsoever account, including subscriptions to shares, and all other causes in action, and all and every other interest, of or belonging to or due to the Non-Surviving Corporation, shall be deemed to be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in the Surviving Corporation or the Non-Surviving Corporation shall not revert or be in any way impaired by reason of the Merger. Such transfer to and vesting in the Surviving Corporation shall be deemed to occur by operation of law and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger or consolidation by law or express provision in any contract, agreement, decree, order or other instrument to which the Surviving Corporation or the Non-Surviving Corporation is a party or by which any of then is bound. The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities and duties of the Non-Surviving Corporation, which may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Neither the rights of creditors nor any liens upon the property of the Surviving Corporation or the Non-Surviving Corporation shall be impaired by the Merger.

     1.4  Articles of Incorporation. The Articles of Incorporation of the
          -------------------------
Surviving Corporation as in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, as the surviving corporation, and shall continue in full force and effect until amended or changed in the manner prescribed by the Texas Act.

     1.5  Bylaws.  The Bylaws of the Surviving Corporation as in effect at the
          ------
Effective Time shall be the Bylaws of the Surviving Corporation, as the surviving corporation, until the same shall thereafter be amended or repealed in accordance with law, the Surviving Corporation's Articles of Incorporation or such Bylaws.

     1.6  Officers.  The officers of the Surviving Corporation who are serving
          --------
as such at the Effective Time shall be the officers of the Surviving Corporation, as the surviving corporation, from and after the Effective Time, each such individual to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with law, the Surviving Corporation's Articles of Incorporation and its Bylaws.

     1.7  Directors.  The directors of the Surviving Corporation who are serving
          ---------
as such immediately prior to the Effective Time shall be the directors of the Surviving Corporation, as the surviving corporation, from and after the Effective Time, each such individual to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with law, the Surviving Corporation's Articles of Incorporation and its Bylaws.

                                  ARTICLE II

                      Conversion of Shares in the Mergers
                      -----------------------------------

     2.1 At the Effective Time of the Merger, all outstanding shares of the Non-Surviving Corporation shall be canceled without the payment of any consideration therefor.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

     3.1  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument.

     3.2  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of Texas.

     3.3  Section Headings.  The section headings contained in this Agreement
          ----------------
are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     3.4  Amendment.   This Merger Agreement may be amended in any manner
          ---------
(except that any of the principal terms may not be amended without the approval of the shareholders of the Non-Surviving Corporation as may be determined in the judgment of the respective Boards of Directors of the Non-Surviving Corporation and the Surviving Corporation to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purpose and intent of this Merger Agreement).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date or dates indicated below, to be effective as of the date first set forth above.

                              PANJA INC.
                              a Texas corporation


                              By:  /s/ Joe Hardt
                                 -----------------------------------------------
                              Name:    Joe Hardt
                                   ---------------------------------------------
                              Title:   President and Chief Executive Officer
                                    --------------------------------------------


                              PHAST CORPORATION
                              a Delaware corporation


                              By:  /s/ Joe Hardt
                                 -----------------------------------------------
                              Name:    Joe Hardt
                                   ---------------------------------------------
                              Title:   President
                                    --------------------------------------------